Exhibit 99.1

LookSmart, Ltd.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	For the Nine Months Ended September 30, 2007
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$40,479	$(3,109	)a	$37,370
Cost of revenues	22,901	(1,204	)a	21,697

Gross profit	17,578	(1,905)		15,673
Operating expenses:
Sales and marketing	6,232	—		6,232
Product development	11,970	(517	)a	11,453
General and administrative	9,146	(85	)a	9,061
Restructuring charges	224	—		224
Impairment charges	1,645	—		1,645

Total operating expenses	29,217	(602)		28,615
Other operating income, (loss)	(99)	—		(99)

Loss from operations	(11,738)	(1,303)		(13,041)
Non-operating income, net	1,522	—		1,522

Loss from continuing operations before income taxes	(10,216)	(1,303)		(11,519)
Income tax (expense) benefit	(6)	(521	)g	515

Loss from continuing operations	$(10,222)	$(782)		$(11,004)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.45)			$(0.48)

Weighted average shares outstanding used in per share calculation	22,913			22,913

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

LookSmart, Ltd.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	For the Year Ended December 31, 2006
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$48,673	$(2,592	)a	$46,081
Cost of revenues	30,489	(1,384	)a	29,105

Gross profit	18,184	(1,208)		16,976
Operating expenses:
Sales and marketing	7,930	—		7,930
Product development	15,989	(527	)a	15,462
General and administrative	10,324	(63	)a	10,261
Restructuring charges	(290)	—		(290)

Total operating expenses	33,953	(590)		33,363
Loss from operations	(15,769)	(618)		(16,387)
Non-operating income, net	2,141	—		2,141

Loss from continuing operations before income taxes	(13,628)	(618)		(14,246)
Income tax (expense) benefit	(5)	(247	)g	242

Loss from continuing operations	$(13,633)	$(371)		$(14,004)

Basic and diluted net loss per common share:
Loss from continuing operations	$(0.60)			$(0.61)

Weighted average shares outstanding used in per share calculation	22,822			22,822

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

LookSmart, Ltd.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands, except share data)

	As of September 30, 2007
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$18,921	$18,075	b	$36,996
Short-term investments	18,476	—		18,476

Total cash, cash equivalents, and short-term investments	37,397	18,075		55,472
Accounts receivable, net	4,355	—		4,355
Prepaid expenses	650	—		650
Other current assets	513	1,025	c	1,538

Total current assets	42,915	19,100		62,015
Long-term investments	—	—		—
Property and equipment, net	3,338	—		3,338
Capitalized software and other assets, net	2,851	—		2,851
Intangible assets, net	319	—		319
Goodwill	10,296	—		10,296
Assets held for sale	4,331	(4,331	)d	—

Total assets	$64,050	$14,769		$78,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,689	$—		$2,689
Accrued expenses and other current liabilities	6,907	367	e	7,274
Deferred revenue and other customer deposits	1,691	—		1,691
Current portion of lease restructuring and other long-term liabilities	1,348	—		1,348

Total current liabilities	12,635	367		13,002
Lease restructuring and other long-term liabilities, net of current portion	2,215	—		2,215

Total liabilities	14,850	367		15,217
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 at September 30, 2007 and December 31, 2006; Issued and Outstanding: none at September 30, 2007 and December 31, 2006	—	—		—
Common stock; $0.001 par value; Authorized: 200,000 at September 30, 2007 and December 31, 2006; Issued and Outstanding: 22,913 at September 30, 2007 and 22,974 at December 31, 2006, respectively	23	—		23
Additional paid-in-capital	276,450	—		276,450
Other equity	14	—		14
Accumulated deficit	(227,287)	14,402	f	(212,885)

Total stockholders’ equity	49,200	14,402		63,602

Total liabilities and stockholders’ equity	$64,050	$14,769		$78,819

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CNET Networks, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1 Description of Transaction

On November 5, 2007, LookSmart, Ltd. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CNET Networks, Inc. (“CNET”) pursuant to which CNET purchased substantially all of the assets, which included certain fixed assets and intangible assets of the Company’s FindArticles.com consumer property, in an all cash transaction valued at approximately $20.5 million in cash (the “Asset Sale”) of which 5% will be held in escrow for the six months following the completion of the Asset Sale. The Asset Sale was completed on November 9, 2007. In connection with the Asset Sale, Looksmart will provide certain transition services to CNET for an interim period.

NOTE 2 Pro Forma Adjustments

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to reflect the effect of the Asset Sale on the Company’s historical results of operations and financial position. The unaudited pro forma condensed consolidated financial statements for the nine months ended September 30, 2007 and the year ended December 31, 2006 presents the Company’s results of operations and financial position as if the Asset Sale had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet gives effect to the Asset Sale as if the transaction had occurred on September 30, 2007.

The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements have been presented for informational purposes only and are not necessarily indicative of the results of operations or the financial position that would have been achieved had the Asset Sale been completed at the beginning of or as of the periods presented, nor are they indicative of the future results of operations or future financial position of the Company. The adjustments are described in the notes to the unaudited pro forma condensed consolidated financial statements and are set forth in the “Pro Forma Adjustments” column.

The pro forma adjustments are as follows:

a.	These adjustments are recorded to eliminate the revenues and operating expenses that LookSmart believes are directly attributable to the FindArticles.com Asset Sale and will not continue after completion of the transaction.

b.	To record the cash consideration received from CNET, net of cash consideration in escrow and net of transaction costs paid directly by CNET.

c.	To record the portion of cash consideration in escrow.

d.	To eliminate the assets sold to CNET and to eliminate the goodwill allocated to the FindArticles business.

e.	To accrue for estimated transaction costs associated with the sale.

f.	To record the preliminary gain on the sale of the FindArticles business as if the transaction had been consummated on September 30, 2007

Proceeds from sale	$20,500
Assets sold	(205)
Goodwill	(4,126)
Transaction costs	(1,767)

Pro forma gain on sale	$14,402

g.	An income tax expense has been provided relating to the pretax income from the FindArticles operations and a corresponding income tax benefit has been provided relating to the pretax loss from the remaining continuing operations of the Company for the year ended December 31, 2006 and for the nine months ended September 30, 2007. These adjustments are based on the Company’s statutory rate. This benefit and corresponding expense have been computed in accordance with Regulation S-X Article 11 pro forma information which requires the disposition of FindArticles be treated as a discontinued operation for the purposes of the proforma financial information. This treatment is for purposes of reporting the disposal in accordance with Article 11, however the ultimate treatment in the Company’s historical financial statements to be included in its Annual Report on Form 10K for the year ending December 31, 2007 will not provide for such treatment unless the operations of FindArticles are presented as discontinued operations.